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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Stockholders of eBay Inc., which is incorporated by reference in eBay Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/  PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

March 30, 2001
San Jose, California